ASSISTANT SECRETARY'S CERTIFICATE

     THE UNDERSIGNED, Elba Vasquez, Vice President and Assistant Secretary of Dreyfus Insured Municipal Bond Fund, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board members by unanimous written consent, dated June 1, 1999, authorized the signing by Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez, and Karen Jacoppo-Wood on behalf of the proper officers of the Fund pursuant to a power of attorney:

          RESOLVED, that the following persons be, and they hereby are, elected to the offices set forth opposite their respective names, to serve at the pleasure of the Fund's
          Board:

          President and Treasurer                      Marie E. Connolly
          Vice President and Secretary                 Margaret W. Chambers
          Vice President and Assistant Treasurer       John P. Covino
          Vice President and Assistant Treasurer       Mary A. Nelson
          Vice President and Assistant Treasurer       George A. Rio
          Vice President and Assistant Treasurer       Joseph F. Tower, III
          Vice President, Assistant Treasurer and      Frederick C. Dey
          Assistant Secretary
          Vice President, Assistant Treasurer and      Stephanie Pierce
          Assistant Secretary
          Vice President and Assistant Secretary       Douglas C. Conroy
          Vice President and Assistant Secretary       Christopher J. Kelley
          Vice President and Assistant Secretary       Kathleen K. Morrisey
          Vice President and Assistant Secretary       Elba Vasquez
          Vice President and Assistant Secretary       Karen Jacoppo-Wood

          ;and be it further

          RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez, and Karen Jacoppo-Wood, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.

     In WITTNESS THEREOF, I have hereunder signed by name and affixed the seal of the Fund June 23, 1999.


                                        /s/ Elba Vasquez
                                        ________________________
                                        Elba Vasquez
                                        Vice President and Assistant Secretary
(SEAL)